UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 5, 2025, Ultra Clean Holdings, Inc. (the “Company”) issued a press release announcing that James P. Scholhamer has resigned, effective March 4, 2025, as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), to address a personal medical condition, and that Clarence L. Granger, the Chairman of the Board, will become the Company’s interim Chief Executive Officer on the effective date of Mr. Scholhamer’s resignation to serve in that capacity until the Board appoints a new Chief Executive Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The Board has begun the search for the Company’s next Chief Executive Officer. Mr. Granger will also continue to serve in his role as Chairman of the Board.
The Company and Mr. Scholhamer have entered into a Separation Agreement (the “Separation Agreement”), pursuant to which, subject to a release of claims, Mr. Scholhamer will receive a lump sum cash payment equal to $2,548,796.00 in connection with his resignation. A copy of the Separation Agreement is attached hereto as Exhibit 10.1.
Mr. Granger, age 76, has been serving as the Chairman of the Board since October 2006. From 1996 to 2015, Mr. Granger served in multiple roles at the Company, including 12 years as Chief Executive Officer from 2003 until his retirement in 2015. Before joining the Company, Mr. Granger held executive management roles at Seagate Technology, HMT Technology and Xidex, including the position of Chief Executive Officer for HMT Technology.
In exchange for the additional services Mr. Granger has agreed to provide for the Company as interim Chief Executive Officer until the Board appoints a new Chief Executive Officer, the Company has agreed to pay Mr. Granger an annual base salary of $810,000.00 prorated over the period of his service as interim Chief Executive Officer, with an annual target bonus equal to 110% of his prorated base salary, and to grant him an equity award with an approximate value of $900,000.00 in restricted stock units that will vest on the last day of Mr. Granger’s service as the interim Chief Executive Officer, subject to the terms and conditions of the Company’s Stock Incentive Plan. A copy of the offer letter is attached hereto as Exhibit 10.2.
There are no family relationships between Mr. Granger and any Company director or executive officer, and no arrangements or understandings between Mr. Granger and any other person pursuant to which he was selected as an officer. Mr. Granger is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Exhibit Description
10.1	Separation Agreement, dated March 4, 2025, between the Company and James P. Scholhamer
10.2	Offer Letter, effective as of March 4, 2025, between the Company and Clarence L. Granger
99.1	Press Release dated March 5, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 5, 2025	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary